Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Reports Third Quarter 2017 Results

•	Net sales of $429.5 million up 6%

•	Diluted EPS from continuing operations of $0.70 up 21%, and Adjusted EPS of $0.90 up 13%

•	Income from continuing operations attributable to Grace of $47.4 million up 15%, and Adjusted EBIT of $108.1 million up 5%

•	Net cash flow provided by operating activities of $267.5 million and Adjusted Free Cash Flow of $249.3 million year-to-date

•	Declaring quarterly cash dividend of $0.21 per share
COLUMBIA, MD - October 25, 2017 - W. R. Grace & Co. (NYSE: GRA) announced that third quarter net sales of $429.5 million increased 6% compared with the prior-year quarter. Income from continuing operations attributable to Grace for the third quarter was $47.4 million, or $0.70 per diluted share compared with $41.2 million, or $0.58 per diluted share in the prior-year quarter. Adjusted EBIT increased 5% to $108.1 million, and third quarter Adjusted EPS increased 13% to $0.90 per diluted share.
“We had another good quarter of sales growth and cash generation," said Fred Festa, Grace’s Chairman and Chief Executive Officer. "We continue to see strong demand across all our businesses, especially for our most differentiated technologies, positioning us for growth into 2018."
For the nine months ended September 30, 2017, net sales of $1,257.0 million increased 9% compared with the prior-year period. Income from continuing operations attributable to Grace was $134.2 million for the nine months, an increase of 50% compared with $89.7 million for the prior-year period. Adjusted EBIT of $298.9 million increased 6% from the prior-year period.

Grace Catalysts Technologies
Third quarter sales for Catalysts Technologies, which includes catalysts and additives for refinery, plastics, and other chemical process applications, as well as polypropylene process technology, were $317.5 million, an increase of 7% compared with the prior-year quarter primarily due to higher sales volumes and favorable currency translation, partially offset by impacts of the hurricane events.
Gross margin was 41.4% compared with 44.6% in the prior-year quarter, a decrease of 320 basis points primarily due to regional and product mix, higher raw materials and energy costs, and a slight decline in pricing driven by customer mix. Gross margin improved by 100 basis points sequentially. Gross profit approximated the prior-year quarter.
Operating income of $103.6 million increased 10% compared with the prior-year quarter. The increase was primarily due to business interruption insurance recoveries related to a customer outage partially offset by lower income from the ART joint venture. Operating margin was 32.6%, an increase of 70 basis points compared with the prior-year quarter. Income from business interruption insurance recoveries in the third quarter was $12 million, and $25 million year-to-date. The ART joint venture

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contributed $4.8 million to operating income compared with $8.5 million in the prior-year quarter and is flat with last year on a year-to-date basis.
Hurricane events had an unfavorable impact on sales and operating income in the quarter of approximately $7 million and $4 million, respectively.
In the third quarter Grace recorded a $10 million charge to fully reserve for a trade receivable from a Venezuela-based customer related to increased economic uncertainty and the recent political unrest and sanctions. This charge has been excluded from Adjusted EBIT due to the unusual nature of the situation.
Grace Materials Technologies
Third quarter sales for Materials Technologies, which includes engineered materials for coatings, consumer, pharmaceutical and chemical process applications, were $112.0 million, an increase of 3.0% compared with the prior-year quarter primarily due to favorable currency translation and higher sales volumes.
Gross margin was 38.4%, an increase of 60 basis points compared with the prior-year quarter. The increase was primarily due to product and regional mix, partially offset by higher raw materials and energy costs. Gross margin improved by 100 basis points sequentially. Gross profit was up more than 4% over the prior-year quarter.
Operating income of $26.4 million was flat compared with the prior-year quarter. Higher gross profit was offset by higher operating expenses. Operating margin was 23.6%, a decrease of 70 basis points compared with the prior-year quarter.
Other Expenses/Income in Adjusted EBIT
Total corporate costs were $18.5 million for the third quarter, an increase of $3.6 million compared with the prior-year quarter primarily due to the absence of spin-related transition services income and unfavorable comparison to lowered incentive accruals in 2016.
Certain pension costs of $3.4 million increased $0.3 million compared with the prior-year quarter, primarily due to foreign currency translation.
Interest Expense
Net interest expense was $20.2 million for the third quarter compared with $19.4 million in the prior-year quarter. The weighted average cash interest rate for the third quarter was 4.5%.
Income Taxes
Income taxes paid in cash, net of refunds, were $13.9 million during the nine months ended September 30, 2017. We have not had to pay U.S. federal income taxes in recent years due to available tax deductions and credits that fully offset our U.S. tax liability.
Cash Flow
Net cash provided by operating activities from continuing operations for the nine months ended September 30, 2017, was $267.5 million compared with $207.6 million in the prior-year period. First quarter 2017 cash flow included $30 million paid to satisfy a deferred payment obligation to the asbestos property damage trust required under Grace’s joint plan of reorganization.
Adjusted Free Cash Flow was $249.3 million for the nine months ended September 30, 2017, an increase of 31% compared with the prior-year period.

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Share Repurchase Program
In the third quarter, we spent $35.0 million to repurchase approximately 510,000 shares of our outstanding common stock at an average per share price of $68.64. During the nine months ended September 30, 2017, we spent $65.0 million to repurchase approximately 935,000 shares.
Dividend
Today Grace is announcing a quarterly cash dividend of $0.21 per share. The dividend is payable December 7, 2017, to shareholders of record at the close of business on November 15, 2017.
2017 Outlook
As of October 25, 2017, our outlook for 2017 follows:

•	Adjusted EPS in the range of $3.36 to $3.41 per share, up 8%-10%

•	Sales growth of approximately 6%-7%

•	Adjusted EBIT in the range of $412 million to $417 million, up 3%-4%

•	Adjusted Free Cash Flow in the range of $265 million to $275 million, up 12%-17%
The outlook above includes $6 million of lost operating income associated with the hurricane events.
We are unable to estimate the annual mark-to-market pension adjustment or 2017 net income.
Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the Internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 95936628. Investors are advised to dial into the call at least ten minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on October 25. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 95936628. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; environmental compliance

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costs; uncertainties related to Grace's ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships; the inability to retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$429.5	$404.5	$1,257.0	$1,157.8
Cost of goods sold	256.2	236.3	761.2	663.7
Gross profit	173.3	168.2	495.8	494.1
Selling, general and administrative expenses	70.5	67.1	207.3	201.5
Research and development expenses	13.3	12.1	39.4	36.2
Provision for environmental remediation, net	6.4	11.9	19.6	19.4
Equity in earnings of unconsolidated affiliate	(4.8)	(8.5)	(17.9)	(18.0)
Restructuring and repositioning expenses	9.3	5.6	17.0	28.6
Interest expense and related financing costs	20.1	19.8	59.7	61.6
Other (income) expense, net	(0.2)	(0.5)	(12.0)	13.3
Total costs and expenses	114.6	107.5	313.1	342.6
Income (loss) from continuing operations before income taxes	58.7	60.7	182.7	151.5
(Provision for) benefit from income taxes	(11.6)	(19.4)	(49.2)	(62.1)
Income (loss) from continuing operations	47.1	41.3	133.5	89.4
Income (loss) from discontinued operations, net of income taxes	—	(1.6)	—	(10.9)
Net income (loss)	47.1	39.7	133.5	78.5
Less: Net (income) loss attributable to noncontrolling interests	0.3	(0.1)	0.7	0.3
Net income (loss) attributable to W. R. Grace & Co. shareholders	$47.4	$39.6	$134.2	$78.8
Amounts Attributable to W. R. Grace & Co. Shareholders:
Income (loss) from continuing operations attributable to W. R. Grace & Co. shareholders	$47.4	$41.2	$134.2	$89.7
Income (loss) from discontinued operations, net of income taxes	—	(1.6)	—	(10.9)
Net income (loss) attributable to W. R. Grace & Co. shareholders	$47.4	$39.6	$134.2	$78.8
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Income (loss) from continuing operations	$0.70	$0.59	$1.97	$1.27
Income (loss) from discontinued operations, net of income taxes	—	(0.03)	—	(0.15)
Net income (loss)	$0.70	$0.56	$1.97	$1.12
Weighted average number of basic shares	67.9	70.3	68.2	70.5
Diluted earnings per share:
Income (loss) from continuing operations	$0.70	$0.58	$1.96	$1.27
Income (loss) from discontinued operations, net of income taxes	—	(0.02)	—	(0.16)
Net income (loss)	$0.70	$0.56	$1.96	$1.11
Weighted average number of diluted shares	68.0	70.7	68.3	70.9
Dividends per common share	$0.21	$0.17	$0.63	$0.34

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net income	$133.5	$78.5
Less: loss (income) from discontinued operations	—	10.9
Income from continuing operations	133.5	89.4
Reconciliation to net cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	82.6	73.8
Equity in earnings of unconsolidated affiliate	(17.9)	(18.0)
Dividends received from unconsolidated affiliate	19.0	24.8
Costs related to legacy product, environmental and other claims	25.5	24.2
Cash paid for legacy product, environmental and other claims	(50.1)	(17.3)
Provision for income taxes	49.2	62.1
Cash paid for income taxes	(44.1)	(42.4)
Income tax refunds received	30.2	2.3
Loss on early extinguishment of debt	—	11.1
Interest expense and related financing costs	59.7	61.6
Cash paid for interest	(40.1)	(45.5)
Defined benefit pension expense	11.6	8.2
Cash paid under defined benefit pension arrangements	(12.2)	(12.1)
Accounts receivable reserve—Venezuela	10.0	—
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	20.7	9.7
Inventories	(4.5)	(5.8)
Accounts payable	3.0	11.0
All other items, net	(8.6)	(29.5)
Net cash provided by (used for) operating activities from continuing operations	267.5	207.6
INVESTING ACTIVITIES
Capital expenditures	(85.6)	(89.4)
Business acquired	(3.5)	(245.1)
Proceeds from sale of assets	0.6	11.3
Other investing activities	(1.5)	(1.4)
Net cash provided by (used for) investing activities from continuing operations	(90.0)	(324.6)
FINANCING ACTIVITIES
Borrowings under credit arrangements	106.3	20.6
Repayments under credit arrangements	(108.9)	(614.9)
Cash paid for repurchases of common stock	(65.0)	(55.1)
Proceeds from exercise of stock options	14.8	13.3
Dividends paid to shareholders	(43.0)	(24.1)
Distribution from GCP	—	750.0
Other financing activities	(3.8)	(2.4)
Net cash provided by (used for) financing activities from continuing operations	(99.6)	87.4
Effect of currency exchange rate changes on cash and cash equivalents	7.2	2.7
Increase (decrease) in cash and cash equivalents from continuing operations	85.1	(26.9)
Cash flows from discontinued operations
Net cash provided by (used for) operating activities	—	23.9
Net cash provided by (used for) investing activities	—	(9.5)
Net cash provided by (used for) financing activities	—	31.4
Effect of currency exchange rate changes on cash and cash equivalents	—	(1.0)
Increase (decrease) in cash and cash equivalents from discontinued operations	—	44.8
Net increase (decrease) in cash and cash equivalents	85.1	17.9
Less: cash and cash equivalents of discontinued operations	—	(143.4)
Cash and cash equivalents, beginning of period	90.6	329.9
Cash and cash equivalents, end of period	$175.7	$204.4

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$175.7	$90.6
Restricted cash and cash equivalents	10.8	10.0
Trade accounts receivable, less allowance of $12.6 (2016—$2.2)	253.1	273.9
Inventories	239.5	228.0
Other current assets	36.3	52.3
Total Current Assets	715.4	654.8
Properties and equipment, net of accumulated depreciation and amortization of $1,438.2 (2016—$1,327.5)	762.8	729.6
Goodwill	401.7	394.2
Technology and other intangible assets, net	259.2	269.1
Deferred income taxes	692.7	709.4
Investment in unconsolidated affiliate	118.0	117.6
Other assets	34.7	37.1
Total Assets	$2,984.5	$2,911.8
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$46.5	$76.5
Accounts payable	195.2	195.4
Other current liabilities	207.9	208.9
Total Current Liabilities	449.6	480.8
Debt payable after one year	1,521.9	1,507.6
Underfunded and unfunded defined benefit pension plans	452.1	424.3
Other liabilities	165.3	126.7
Total Liabilities	2,588.9	2,539.4
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 67,758,485 (2016—68,309,431)	0.7	0.7
Paid-in capital	475.5	487.3
Retained earnings	710.3	619.3
Treasury stock, at cost: shares: 9,698,142 (2016—9,147,196)	(837.2)	(804.9)
Accumulated other comprehensive income (loss)	42.2	66.4
Total W. R. Grace & Co. Shareholders' Equity	391.5	368.8
Noncontrolling interests	4.1	3.6
Total Equity	395.6	372.4
Total Liabilities and Equity	$2,984.5	$2,911.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share amounts)	2017	2016	% Change	2017	2016	% Change
Net sales:
Catalysts Technologies	$317.5	$295.8	7.3%	$931.8	$834.8	11.6%
Materials Technologies	112.0	108.7	3.0%	325.2	323.0	0.7%
Total Grace net sales	$429.5	$404.5	6.2%	$1,257.0	$1,157.8	8.6%
Net sales by region:
North America	$118.8	$127.6	(6.9)%	$355.3	$370.5	(4.1)%
Europe Middle East Africa	173.2	171.6	0.9%	485.8	472.4	2.8%
Asia Pacific	119.6	76.7	55.9%	335.0	231.9	44.5%
Latin America	17.9	28.6	(37.4)%	80.9	83.0	(2.5)%
Total net sales by region	$429.5	$404.5	6.2%	$1,257.0	$1,157.8	8.6%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$103.6	$94.3	9.9%	$286.1	$260.1	10.0%
Materials Technologies segment operating income	26.4	26.4	—%	75.4	75.0	0.5%
Corporate costs	(18.5)	(14.9)	(24.2)%	(52.9)	(44.4)	(19.1)%
Certain pension costs(C)	(3.4)	(3.1)	(9.7)%	(9.7)	(9.3)	(4.3)%
Adjusted EBIT	108.1	102.7	5.3%	298.9	281.4	6.2%
(Costs) benefit related to legacy product, environmental and other claims	(8.5)	(13.1)		(25.5)	(24.2)
Restructuring and repositioning expenses	(9.3)	(5.6)		(17.0)	(28.6)
Accounts receivable reserve—Venezuela	(10.0)	—		(10.0)	—
Pension MTM adjustment and other related costs, net	—	0.2		(1.9)	1.1
Income and expense items related to divested businesses	(0.3)	(0.1)		(1.3)	(0.3)
Third-party acquisition-related costs	(0.4)	—		(0.4)	(2.5)
Gain (loss) on sale of product line	(0.4)	—		(0.4)	0.7
Loss on early extinguishment of debt	—	—		—	(11.1)
Amortization of acquired inventory fair value adjustment	—	(4.1)		—	(4.1)
Interest expense, net	(20.2)	(19.4)	(4.1)%	(59.0)	(60.6)	2.6%
(Provision for) benefit from income taxes	(11.6)	(19.4)	40.2%	(49.2)	(62.1)	20.8%
Income from continuing operations attributable to W. R. Grace & Co. shareholders	$47.4	$41.2	15.0%	$134.2	$89.7	49.6%
Diluted EPS from continuing operations	$0.70	$0.58	20.7%	$1.96	$1.27	54.3%
Adjusted EPS(A)	$0.90	$0.80	12.5%	$2.42	$2.15	12.6%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	41.4%	44.6%	(3.2) pts	40.4%	44.8%	(4.4) pts
Materials Technologies	38.4%	37.8%	0.6 pts	38.3%	39.3%	(1.0) pts
Adjusted Gross Margin	40.6%	42.8%	(2.2) pts	39.8%	43.2%	(3.4) pts
Amortization of acquired inventory fair value adjustment	—%	(1.0)%	1.0 pts	—%	(0.4)%	0.4 pts
Pension costs in cost of goods sold	(0.2)%	(0.2)%	0.0 pts	(0.3)%	(0.1)%	(0.2) pts
Total Grace	40.4%	41.6%	(1.2) pts	39.5%	42.7%	(3.2) pts
Adjusted EBIT:
Catalysts Technologies	$103.6	$94.3	9.9%	$286.1	$260.1	10.0%
Materials Technologies	26.4	26.4	—%	75.4	75.0	0.5%
Corporate, pension, and other	(21.9)	(18.0)	(21.7)%	(62.6)	(53.7)	(16.6)%
Total Grace	108.1	102.7	5.3%	298.9	281.4	6.2%
Depreciation and amortization:
Catalysts Technologies	$22.2	$21.0	5.7%	$64.6	$56.5	14.3%
Materials Technologies	5.0	5.0	—%	14.5	14.7	(1.4)%
Corporate	1.2	1.0	20.0%	3.5	2.6	34.6%
Total Grace	28.4	27.0	5.2%	82.6	73.8	11.9%
Adjusted EBITDA:
Catalysts Technologies	$125.8	$115.3	9.1%	$350.7	$316.6	10.8%
Materials Technologies	31.4	31.4	—%	89.9	89.7	0.2%
Corporate, pension, and other	(20.7)	(17.0)	(21.8)%	(59.1)	(51.1)	(15.7)%
Total Grace	136.5	129.7	5.2%	381.5	355.2	7.4%
Adjusted EBIT margin:
Catalysts Technologies	32.6%	31.9%	0.7 pts	30.7%	31.2%	(0.5) pts
Materials Technologies	23.6%	24.3%	(0.7) pts	23.2%	23.2%	0.0 pts
Total Grace	25.2%	25.4%	(0.2) pts	23.8%	24.3%	(0.5) pts
Adjusted EBITDA margin:
Catalysts Technologies	39.6%	39.0%	0.6 pts	37.6%	37.9%	(0.3) pts
Materials Technologies	28.0%	28.9%	(0.9) pts	27.6%	27.8%	(0.2) pts
Total Grace	31.8%	32.1%	(0.3) pts	30.4%	30.7%	(0.3) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Nine Months Ended September 30,
(In millions)	2017	2016
Cash flow measure(A):
Net cash provided by (used for) operating activities from continuing operations	$267.5	$207.6
Capital expenditures	(85.6)	(89.4)
Free Cash Flow	181.9	118.2
Cash paid for legacy product, environmental and other claims	50.1	17.3
Cash paid for restructuring	10.9	13.6
Cash paid for repositioning	6.3	35.4
Cash paid for third-party acquisition-related costs	0.1	1.6
Cash paid for taxes related to repositioning	—	2.6
Capital expenditures related to repositioning	—	1.8
Adjusted Free Cash Flow	$249.3	$190.5

	Four Quarters Ended
(In millions)	September 30, 2017	December 31, 2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Adjusted EBIT	$417.8	$400.3
Invested Capital:
Trade accounts receivable	253.1	273.9
Inventories	239.5	228.0
Accounts payable	(195.2)	(195.4)
	297.4	306.5
Other current assets (excluding income taxes)	31.1	32.0
Properties and equipment, net	762.8	729.6
Goodwill	401.7	394.2
Technology and other intangible assets, net	259.2	269.1
Investment in unconsolidated affiliate	118.0	117.6
Other assets (excluding capitalized financing fees)	32.9	34.9
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(129.8)	(144.4)
Other liabilities (excluding legacy environmental matters)	(118.7)	(89.3)
Total invested capital	$1,654.6	$1,650.2
Adjusted EBIT Return On Invested Capital	25.3%	24.3%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended September 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$0.70				$0.58
Accounts receivable reserve—Venezuela	$10.0	$3.5	$6.5	0.10	$—	$—	$—	—
Restructuring and repositioning expenses	9.3	2.7	6.6	0.10	5.6	1.4	4.2	0.06
Costs (benefit) related to legacy product, environmental and other claims	8.5	3.0	5.5	0.08	13.1	4.9	8.2	0.12
Third-party acquisition-related costs	0.4	0.1	0.3	—	—	—	—	—
Loss (gain) on sale of product line	0.4	0.1	0.3	—	—	—	—	—
Income and expense items related to divested businesses	0.3	0.1	0.2	—	0.1	—	0.1	—
Amortization of acquired inventory fair value adjustment	—	—	—	—	4.1	1.5	2.6	0.04
Pension MTM adjustment and other related costs, net	—	—	—	—	(0.2)	(0.1)	(0.1)	—
Discrete tax items, including adjustments to uncertain tax positions		5.3	(5.3)	(0.08)		(0.3)	0.3	—
Adjusted EPS(A)				$0.90				$0.80

	Nine Months Ended September 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$1.96				$1.27
Costs (benefit) related to legacy product, environmental and other claims	$25.5	$9.4	$16.1	0.24	$24.2	$9.0	$15.2	0.21
Restructuring and repositioning expenses	17.0	6.0	11.0	0.16	28.6	9.5	19.1	0.27
Accounts receivable reserve—Venezuela	10.0	3.5	6.5	0.10	—	—	—	—
Pension MTM adjustment and other related costs, net	1.9	0.7	1.2	0.02	(1.1)	(0.3)	(0.8)	(0.01)
Income and expense items related to divested businesses	1.3	0.5	0.8	0.01	0.3	0.1	0.2	—
Third-party acquisition-related costs	0.4	0.1	0.3	—	2.5	0.7	1.8	0.03
Loss (gain) on sale of product line	0.4	0.1	0.3	—	(0.7)	(0.3)	(0.4)	(0.01)
Loss on early extinguishment of debt	—	—	—	—	11.1	4.1	7.0	0.10
Amortization of acquired inventory fair value adjustment	—	—	—	—	4.1	1.5	2.6	0.04
Discrete tax items, including adjustments to uncertain tax positions		4.9	(4.9)	(0.07)		(17.7)	17.7	0.25
Adjusted EPS(A)				$2.42				$2.15

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above charts, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully.

Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment.

•
Adjusted EPS means diluted EPS from continuing operations adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities from continuing operations minus capital expenditures plus cash flows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; the effects of acquisitions; and certain other items that are not representative of underlying trends.

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Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and other items discussed above. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or 2017 net income, and without the availability of this significant information, Grace is unable to provide reconciliations for the forward-looking information set forth in the 2017 Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

NM - Not Meaningful

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